Exhibit 99.1

TIPTREE REPORTS SECOND QUARTER 2016 RESULTS

•	Revenues of $133.8 million for the quarter, up 32.5% from prior year period.

•	Income from continuing operations of $7.0 million for the quarter, up $8.2 million from prior year period.

•	Net income of $6.1 million for the quarter, down 59.3% from prior year period, due largely to income from discontinued operations of $21.0 million including the gain on sale of PFG in 2015.

•	Adjusted EBITDA from continuing operations of $17.4 million for the quarter, up 141.7% from prior year period.

•	Book value of $9.83 per Class A common share, up 9.7% compared to $8.96 as of December 31, 2015 including the impact of a 5.6m block share purchase.

•	Declared dividend of $0.025 per share to Class A stockholders of record on August 22, 2016 with a payment date of August 29, 2016.

New York, New York - August 5, 2016 - Tiptree Financial Inc. (NASDAQ:TIPT) (“Tiptree” or the “Company”), a diversified holding company which operates in the insurance and insurance services, specialty finance, asset management and real estate industries, today announced its financial results for the three and six months ended June 30, 2016. This release reports Tiptree on a consolidated basis except where the discussion specifically notes that the amounts are attributable to the Class A common stockholders. Tiptree’s primary asset is its ownership of Tiptree Financial Partners, L.P. (“TFP”). Tiptree reports a non-controlling interest representing the economic interest in TFP held by other limited partners of TFP.

($ in millions, except for earnings per share)	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	%’16-‘15	2016	2015	%’16-‘15
GAAP
Total revenues	$133.8	$101.0	32.5%	$265.6	$190.1	39.7%
Income (loss) from continuing operations	$7.0	$(1.2)	680.7%	$14.4	$(5.6)	359.0%
Net income (loss) available to Class A common stockholders	$6.1	$15.0	(59.3)%	$11.7	$14.0	(16.4)%
Diluted earnings per share	$0.17	$0.47	(63.8)%	$0.33	$0.44	(25.0)%
Non-GAAP
Adjusted EBITDA from Continuing Operations	$17.4	$7.2	141.7%	$32.8	$12.0	173.3%
Adjusted EBITDA	$17.4	$32.2	(46.0)%	$32.8	$45.2	(27.4)%

Second Quarter 2016 Highlights

•	Tiptree purchased 5,596,000 shares of Class A common stock for $36.4 million at a 29% discount to March 31, 2016 book value per Class A share.

•
Fortegra Financial Corporation (“Fortegra”) contributed $8.1 million and $17.1 million in pre-tax earnings to consolidated results for the three and six months ended June 30, 2016, respectively, compared to $6.3 million and $10.3 million for the prior year periods.

•	Purchased an additional $10.7 million in non-performing residential mortgage loans (“NPLs”), bringing the Company’s total investment in NPLs to $62.3 million.

•	Launched seventh CLO with Tiptree investment of $26 million in subordinated notes.

In addition, on August 1, 2016, Care acquired an additional seniors housing community for $29.4 million.

Second Quarter 2016 Financial Overview
Consolidated Results
For the three months ended June 30, 2016 net income before taxes from continuing operations was $11.0 million which represented an increase of $12.6 million from the three months ended June 30, 2015. The Company earned income before taxes from continuing operations of $16.0 million for the six months ended June 30, 2016, which was an increase of $23.5 million from the six months ended June 30, 2015. The key drivers of pre-tax results from continuing operations were improved profitability in our insurance and insurance services segment driven by higher revenues and investment income, increased rental income in our senior housing real estate operations, increases in mortgage volume and margins with the addition of Reliance and improving market conditions, and increased revenue on principal investments partially offset by higher corporate expenses associated with our effort to improve our controls and financial reporting infrastructure. A discussion of the changes in revenues, expenses and net income is presented below and in more detail in our segment analysis.

The Company reported revenues of $133.8 million for the three months ended June 30, 2016, which was an increase of $32.7 million or 32.4% from the prior year period. For the six months ended June 30, 2016, the Company reported revenues of $265.6 million, an increase of $75.5 million or 39.7% from the six months ended June 30, 2015. The primary drivers of the increase in revenues were improvements in earned premiums, service and administrative fees and investment income in our insurance and insurance services segment, increased mortgage volume and margins from the acquisition of Reliance in specialty finance, improvement in rental income attributable to acquisitions of senior housing properties at Care, and improvement in the performance of our principal investments.

Total Company expenses were $127.6 million for the three months ended June 30, 2016, an increase of $24.9 million or 24.3% from the three months ended June 30, 2015. For the six months ended June 30, 2016, the Company incurred expenses of $255.6 million, an increase of $58.3 million or 29.5% from the prior year period. The primary drivers of the increase in expenses were commission expenses in insurance and insurance services as a result of the growth in written premiums, higher payroll and commission expense primarily related to the addition of Reliance volume and headcount in specialty finance, increased operating expenses and depreciation and amortization associated with additional investments in our real estate segment and increases in corporate payroll and professional expenses to improve our reporting and controls infrastructure.

The Company reported net income before non-controlling interest of $7.0 million for the three months ended June 30, 2016, a decrease of $12.8 million from the three months ended June 30, 2015. The primary drivers of the year-over-year difference in net income before non-controlling interests were the same factors which impacted the positive year-over-year change in pre-tax income from continuing operations, and which were more than offset by $21.0 million of earnings from discontinued operations related to PFG reported in the second quarter of 2015 that did not repeat in 2016.

For the six months ended June 30, 2016, net income before non-controlling interests was $14.4 million, a decrease of $3.3 million, or 18.9% from the comparable prior year period. The primary drivers of the year-over-year difference in net income before non-controlling interests were the same factors which impacted the positive year-over-year change in pre-tax income from continuing operations, and which were more than offset by $23.3 million of earnings from discontinued operations in the six months ended June 30, 2015 which included the one-time net gain on the sale of PFG of $16.3 million. Additionally, a tax benefit of $2.4 million was recognized in the first quarter 2016 which was driven by discrete tax benefits of $4.0 million primarily from the tax reorganization effective January 1, 2016.

Adjusted EBITDA from continuing operations was $17.4 million for the three months ended June 30, 2016, an increase of $10.2 million or 142.4% from the three months ended June 30, 2015. For the six months ended June 30, 2016, the Company reported Adjusted EBITDA from continuing operations of $32.8 million, an increase of $20.7 million or 172.7% from the six months ended June 30, 2015. The key drivers of the change in Adjusted EBITDA were the same as those which impacted our pre-tax income from continuing operations. The smaller increase in Adjusted EBITDA versus the amount reported for pre-tax income from continuing operations was primarily driven by the smaller period-over-period changes attributable to increased depreciation and amortization at our real estate segment and the lower purchase accounting impacts at our insurance and insurance services segment.

Total Company Adjusted EBITDA was $17.4 million for the three months ended June 30, 2016, a decrease of $14.8 million from the three months ended June 30, 2015. Adjusted EBITDA for the six months ended June 30, 2016 was $32.8 million, a decrease of $12.5 million from the six months ended June 30, 2015. The largest driver of the decrease for both periods was the sale of PFG which contributed $25.0 million and $33.2 million in the three and six months ended June 30, 2015, respectively. The other drivers were the same factors that impacted Adjusted EBITDA from continuing operations.

Management believes that Adjusted EBITDA provides a supplementary metric to enhance investors’ understanding of the on-going earnings potential of the Company’s businesses and an indication of the Company’s ability to generate additional funds for re-investment in the combined businesses. Because it is a Non-GAAP measure, it should be reviewed in conjunction with the Company’s GAAP results. See “Non-GAAP Financial Measures - EBITDA and Adjusted EBITDA” below for further information relating to the Company’s Adjusted EBITDA measure, including a reconciliation to GAAP net income.

Segment Results
Insurance and Insurance Services segment

The Company’s insurance and insurance services segment is comprised of its wholly-owned Fortegra subsidiary, which we acquired in December 2014. The acquisition of Fortegra resulted in purchase price accounting adjustments in our insurance and insurance services segment giving effect to the push-down accounting treatment of the acquisition. These adjustments include setting deferred cost assets to a fair value of zero, modifying deferred revenue liabilities to their respective fair values, and recording a substantial intangible asset representing the value of the business acquired (“VOBA”). The application of push-down accounting creates a modest impact to net income, but significantly impacts individual assets, liabilities, revenues, and expenses. Due to acquisition accounting, the line items through which revenue and expenses relate to acquired contracts are recognized in a single line item, depreciation and amortization, and are different than newly originated contracts. To allow for better period-over-period comparison of operations, we eliminated the effects of purchase accounting (“As Adjusted”). The Company believes that As Adjusted information provides useful supplemental information to investors, but should be reviewed in conjunction with their nearest GAAP equivalent. See “Non-GAAP Financial Measures - Fortegra” below for further information, including a reconciliation from GAAP results to As Adjusted results.

Insurance and insurance services segment pre-tax income was $8.1 million for the three months ended June 30, 2016, an increase of $1.8 million or 28.2% over the prior year period operating results. The primary drivers of the improvement in period-over-period results was a reduction in depreciation and amortization expenses associated with the VOBA of $3.9 million and reduction in operating expenses of $1.3 million partially offset by a reduced net revenues of $3.3 million.

As Adjusted pre-tax income was $7.6 million for the three months ended June 30, 2016, an increase of $2.7 million or 54.7%. The primary drivers of the period-over-period improvement include an increase in net revenues of $0.9 million driven by improvements in investment income and earned premiums, partially offset by higher commission expense and net loss and loss adjustment expense. As Adjusted operating expenses were down $1.8 million as a result of cost actions taken throughout 2015 to reduce headcount, professional fees and other expenses.

Insurance and insurance services segment pre-tax income was $17.1 million for the six months ended June 30, 2016, an increase of $6.7 million or 65.4% over the prior year period operating results. The primary drivers of the improvement in period-over-period results was a reduction in depreciation and amortization expenses associated with the VOBA of $11.8 million, reduction in operating expenses of $1.5 million partially offset by reduced net revenues of $6.6 million.

As Adjusted pre-tax income was $16.0 million for the six months ended June 30, 2016, an increase of $7.2 million or 81.6%. The primary drivers of the period-over-period improvement include an increase in net revenues of $4.5 million driven by improvements in investment income and credit protection and specialty product earned premiums and service fees, partially offset by higher commission expense and net loss and loss adjustment expense. As Adjusted operating expenses were down $2.7 million as a result of cost actions taken throughout 2015 to reduce headcount and professional fees in addition to lower interest expense.

For insurance and insurance services, the main components of revenue are service and administrative fees, ceding commissions and earned premiums, net. Total revenues were $87.8 million for the three months ended June 30, 2016, up $9.3 million, or 11.8% over the prior year period. The increase was primarily driven by an increase in earned premiums of $6.6 million, or 16.6%, an increase of $2.7 million, or 10.7%, in service and administrative fees, and an increase of $1.0 in investment income, offset by a reduction of $1.0 million in other income.

Total revenues were $177.1 million for the six months ended June 30, 2016, up $26.2 million, or 17.4% over the prior year period. The increase was primarily driven by an increase in earned premiums of $13.8 million, or 18.0%, an increase of $11.1 million, or 23.4%, in service and administrative fees, and an increase of $3.2 million in investment income, partially offset by a decrease of $3.1 million in other income.

As Adjusted net revenues for the three months ended June 30, 2016 were $28.7 million, up $0.9 million or 3.3% from the comparable 2015 period. The increase was primarily driven by improvements in investment income, and higher service and administrative fees in the credit protection and specialty products lines. Those improvements were dampened slightly by a reduction in period-over-period As Adjusted net revenues for cell phone warranty contracts as competitive pressures remain.

As Adjusted net revenues for the six months ended June 30, 2016 were $59.4 million, up $4.5 million or 8.1% from the comparable 2015 period. Credit protection As Adjusted net revenues for the six months ended June 30, 2016 were $31.7 million, higher than the comparable 2015 period operating results by $3.5 million or 12.4%. Warranty products, including cell phone protection, were $12.9 million for the six months ended June 30, 2016, down $3.4 million or 21.1% from the comparable 2015 period. Specialty products As Adjusted net revenue for the six months ended June 30, 2016 were $5.0 million, up 75.9% from the prior year period operating results due to increased earned premiums and service and administrative fees. Credit protection products and specialty products continue to provide opportunities for growth through a combination of expanded product offerings, new clients and geographic expansion in the latter case.

Operating expenses in the insurance and insurance services segment are composed of payroll and employee commissions, interest expense, professional fees, depreciation and amortization expenses and other expenses. Segment operating expenses for the three months ended June 30, 2016 were $22.0 million, a decrease of $5.1 million or 18.8% as compared to the previous year period costs. The primary driver of the period-over-period decrease was attributable to lower depreciation and amortization expense as a result of the decline in the purchase accounting impact from the amortization of the fair value attributed to the insurance policies and contracts acquired, which was $0.9 million for the three months ended June 30, 2016 versus $4.7 million in the comparable 2015 period. As adjusted operating expenses of $21.2 million were down period-over-period as a result of the cost reduction efforts described above.

Segment operating expenses for the six months ended June 30, 2016 were $45.6 million, a decrease of $13.3 million or 22.6% as compared to the previous year period costs. The primary driver of the period-over-period decrease was attributable to lower depreciation and amortization expense as a result of the decline in the purchase accounting impact from the amortization of the fair value attributed to the insurance policies and contracts acquired, which was $2.4 million for the six months ended June 30, 2016 versus $14.1 million in the comparable 2015 period. As Adjusted operating expenses of $43.4 million were down by $2.7 million period-over-period as a result of the cost reduction efforts described above.

Insurance and insurance services segment adjusted EBITDA was $11.4 million and $23.4 million for the three and six months ended June 30, 2016, respectively. The key drivers of Adjusted EBITDA growth was higher credit insurance and specialty products net revenues, increased investment income, and lower operating expenses, adjusted for the impact of purchase accounting effects, partially offset by lower warranty revenues driven by competition in the cell phone warranty business. See “Non-GAAP Financial Measures - EBITDA and Adjusted EBITDA” below for a reconciliation to GAAP net income.

Specialty Finance segment

Specialty finance pre-tax income was $2.3 million for the three months ended June 30, 2016, compared with $0.6 million for the same period in 2015. The key drivers of the increase were the addition of Reliance’s earnings in 2016 and increases in average loans outstanding at Siena over the prior year period. Segment revenues were $22.2 million for the three months ended June 30, 2016, compared with $8.0 million for the comparable 2015 period, an increase of $14.2 million or 178.3%. Segment expenses were $19.9 million in the three months ended June 30, 2016, compared with $7.4 million in the comparable 2015 period, an increase of $12.5 million or 168.5%. Margins expanded as revenue growth outpaced expense increases as the businesses scaled operations and increased their volumes.

For the six months ended June 30, 2016, specialty finance pre-tax income was $1.3 million compared with $1.0 million for the same period in 2015. Segment revenues were $38.8 million for the six months ended June 30, 2016, compared with $14.2 million for the comparable 2015 period, an increase of $24.5 million or 172.4%. Segment expenses were $37.4 million in the six months ended June 30, 2016, compared with $13.2 million in the comparable 2015 period, an increase of $24.2 million or 183.0%. For the first half of 2016, year-over-year expenses increased at a higher rate than revenues which was driven by increasing mortgage payroll and marketing expenses as the businesses expanded loan officer headcount in an effort to grow originations. Growth in volume tends to lag the hiring of new loan officers as the full ramp up of productivity generally takes four to six months.

Specialty finance Adjusted EBITDA was $2.6 million for the three months ended June 30, 2016 compared to $0.7 million in the prior year period. Specialty finance Adjusted EBITDA was $1.8 million for the six months ended June 30, 2016 compared to income of $1.2 million in the prior year period. The increase in Adjusted EBITDA was driven by the same factors that impacted pre-tax income explained above. See “Non-GAAP Financial Measures - EBITDA and Adjusted EBITDA” below for further information relating to the Company’s adjusted EBITDA measure, including a reconciliation to GAAP net income.

Real Estate segment

Care had a pre-tax loss of $1.2 million for the three months ended June 30, 2016, compared with pre-tax loss of $2.0 million for the same period in 2015. Care had a pre-tax loss of $5.0 million for the six months ended June 30, 2016, compared with pre-tax loss of $6.2 million for the same period in 2015. The lower losses in both periods was driven by greater growth in rental income than operating expenses due to improvements in the underlying properties.

Since February 2015, Care has invested in 13 additional senior housing properties: 11 in February and March 2015 and two in January and March 2016. The increase in the number of properties over those periods has generated higher rental and other income in the 2016 periods compared with the comparable 2015 periods. However the Company also incurred additional depreciation, amortization and interest expenses as a consequence of the growth in Care’s property portfolio. Subsequent to the end of the quarter, Care acquired a new property with one of its existing operator partners for $29.4 million, of which Care contributed its pro rata share of the equity of $8.4 million.

Care’s segment NOI was $5.1 million for the three months ended June 30, 2016, compared with $4.2 million in the prior year period, an increase of $0.9 million or 21.6%, primarily as a result of an increase in rental revenue partially offset by increased property operating expenses. Care’s segment NOI was $10.0 million for the six months ended June 30, 2016, compared with $7.3 million in the prior year period, an increase of $2.7 million or 36.6%, primarily as a result of an increase in rental revenue partially offset by increased property operating expenses. Several of Care’s acquisitions over the last 18 months included properties that Care and its operating partners are enhancing through renovation projects and other capital upgrades in an effort to grow revenue and to allow them to operate more efficiently. Improvements resulted in NOI margins on Managed Properties going up from 24.2% to 26.0% for the six months ended June 30, 2016 against the prior year period. As the newer facilities ramp up and stabilize, we expect our results to reflect additional NOI margin improvements.

Care had Adjusted EBITDA of $2.3 million for the three months ended June 30, 2016, compared to $2.0 million in the three months ended June 30, 2015, with the drivers being the same as mentioned above for pre-tax income. Care had Adjusted EBITDA of $4.3 million for the six months ended June 30, 2016, compared to $2.7 million in the six months ended June 30, 2015, with the drivers being the same as mentioned above for pre-tax income. See “Non-GAAP Financial Measures” below for a reconciliation to GAAP net income. See “Non-GAAP Financial Measures - EBITDA and Adjusted EBITDA” below for a reconciliation to GAAP net income.

Asset Management segment

Pre-tax income for the asset management segment was $1.1 million for the three months ended June 30, 2016, compared with $0.2 million for the 2015 period, an increase of $0.9 million. The key drivers of the increase were a reduction in payroll and employee commissions by $1.2 million due to normalizing the incentive compensation expense timing compared to the prior year period and a reduction in other expenses of $0.1 million, offset by $0.4 million reduced management fees as our older CLOs with higher fees run-off and are replaced with newer CLOs.

For the six months ended June 30, 2016, pre-tax income was $2.7 million compared with $2.1 million for the 2015 period, an increase of $0.7 million. The key drivers of the increase were a reduction in payroll and employee commissions by $0.8 million due to normalizing the incentive compensation expense timing compared to the prior year period, and a reduction in other expenses of $0.1 million, offset by reduced management fees. The reduction in management fees was driven by a combination of AUM declines in our older CLOs which are past their reinvestment periods and lower fees in our more recent CLOs as described herein.

Asset management segment adjusted EBITDA was $1.1 million and $2.7 million for the three and six months ended June 30, 2016, respectively, compared to $0.2 million and $2.1 million for the comparable prior year periods. The increase was driven by the same factors discussed above. See “Non-GAAP Financial Measures - EBITDA and Adjusted EBITDA” below for a reconciliation to GAAP net income.

Net Income attributable to CLOs managed by the Company

Including the net income from our deconsolidated CLOs, pre-tax income from the Company’s CLO business was $6.6 million for the three months ended June 30, 2016 compared with $1.9 million for the same period in 2015. The primary drivers of the year-over-year increase of $4.7 million were increased distributions of $0.6 million and lower realized and unrealized losses incurred on the Company’s holdings of subordinated notes of $4.4 million which was only partially offset by the $0.4 million year-over-year reduction in management fees. This management fee reduction was due to the runoff of Telos 1 and Telos 2, which are past their reinvestment period, plus the impact of lower fees on later CLOs. The realized and unrealized losses in the three months ended June 30, 2016 were less than the same period in 2015 due to a recovery of the mark-to-market write-down taken on our CLO subordinated note holdings in the second half of 2015 and first quarter of 2016.

For the six months ended June 30, 2016, pre-tax income from the Company’s CLO business was $9.4 million compared to $2.7 million in the same period in 2015. The increases were driven by a reduction in losses of $9.6 million, partially offset by lower management fees and distributions of $0.6 million and $2.3 million, respectively. The decline in distributions is a result of lower overall subordinated note holdings and the reduction in the realized and unrealized losses was due to a slight recovery of the marked-to-market position in the 2016 period as compared to the marks taken throughout the 2015 period. See “Non-GAAP Financial Measures - CLO Net Income” below for a reconciliation to GAAP net income.

Corporate and Other segment

The Company’s corporate and other segment incorporates revenues from the Company’s principal investments, which include CLO subordinated notes, tax exempt securities, income from the Company’s credit investment portfolio and net gains or losses from the Company’s corporate finance activity, including the interest rate and credit derivative risk mitigation transactions. Segment expenses include interest expense on the Fortress credit facility and head office payroll, professional fees and other expenses.

Pre-tax income for the corporate and other segment was $0.7 million for the three months ended June 30, 2016, compared with a loss of $6.7 million for the 2015 period, an increase of $7.4 million. The key drivers of year-over-year increase were $5.3 million in CLO subordinated notes performance, $4.3 million in Credit investments (including the Telos 7 warehouse, Telos Credit Opportunities fund and NPLs) and improvement in Corporate principal investments revenues of $0.6 million, partially offset by increases in Corporate expenses of $2.8 million related to payroll and professional services.

For the six months ended June 30, 2016, the Company recorded a loss of $0.1 million compared with a loss of $14.7 million for the 2015 period, an increase of $14.6 million. The key drivers of year-over-year increase were $5.7 million in CLO subordinated notes performance, $7.2 million in Credit investments and improvement in Corporate principal investments revenues of $7.2 million, partially offset by increases in Corporate expenses of $5.5 million related to payroll and professional services.

Earnings Conference Call
Tiptree will host a conference call on Tuesday, August 9, 2016 at 10:00 a.m. Eastern Time to discuss its second quarter 2016 financial results. A copy of our investor presentation for the second quarter 2016, to be used during the conference call, as well as this press release, will be available in the Investor Relations section of the Company’s website, located at www.tiptreefinancial.com.

The conference call will be available via live or archived webcast at http://www.investors.tiptreefinancial.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.

To participate in the telephone conference call, please dial 1-877-407-4018 (domestic) or 1-201-689-8471 (international). Please dial in at least five minutes prior to the start time.
A replay of the call will be available from Tuesday, August 9, 2016 at 1:00 p.m. Eastern Time, until midnight Eastern on Tuesday, August 16, 2016. To listen to the replay, please dial 1-877-870-5176 (domestic) or 1-858-384-5517 (international), Passcode: 13642157.

About Tiptree
Tiptree is a diversified holding company engaged through its consolidated subsidiaries in a number of businesses and is an active acquirer of new businesses. Tiptree, whose operations date back to 2007, currently has subsidiaries that operate in five industries: insurance and insurance services, specialty finance, asset management and real estate. Tiptree’s principal investments are included in a corporate and others segment.

Forward-Looking Statements
This release contains “forward-looking statements” which involve risks, uncertainties and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “should,” “target,” “will,” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to those described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K, and as described in the Company’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could affect our forward-looking statements. Consequently, our actual performance could be materially different from the results described or anticipated by our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward-looking statements.

Tiptree Financial Inc.	As of
Consolidated Balance Sheets (unaudited, in thousands except per share amounts)	June 30, 2016	December 31, 2015
Assets	(Unaudited)
Cash and cash equivalents	$56,181	$69,400
Restricted cash	15,062	18,778
Securities, available for sale (amortized cost: $161,172 at June 30, 2016 and $185,046 at December 31, 2015)	165,025	184,703
Loans, at fair value (pledged as collateral: $112,858 at June 30, 2016 and $112,743 at December 31, 2015)	278,834	394,395
Loans owned, at amortized cost, net	75,562	52,531
Notes and accounts receivable, net	160,391	140,999
Reinsurance receivables	376,649	352,926
Deferred acquisition costs	57,563	57,858
Real estate, net	255,288	203,961
Goodwill and intangible assets, net	178,963	186,107
Other assets	95,120	104,500
Assets of consolidated CLOs	989,615	728,812
Total assets	$2,704,253	$2,494,970
Liabilities and Stockholders’ Equity
Liabilities
Debt, net	$655,233	$666,952
Unearned premiums	405,519	389,699
Policy liabilities and unpaid claims	97,611	80,663
Deferred revenue	57,039	63,081
Reinsurance payable	59,168	65,840
Commissions payable	15,574	14,866
Deferred tax liabilities, net	23,415	22,699
Other liabilities and accrued expenses	73,862	95,160
Liabilities of consolidated CLOs	936,367	698,316
Liabilities held for sale and discontinued operations	—	—
Total liabilities	$2,323,788	$2,097,276
Commitments and contingencies (see Note 23)
Stockholders’ Equity
Common stock - Class A: $0.001 par value, 200,000,000 shares authorized, 34,853,996 and 34,899,833 shares issued and outstanding, respectively	35	35
Common stock - Class B: $0.001 par value, 50,000,000 shares authorized, 8,049,029 and 8,049,029 shares issued and outstanding, respectively	8	8
Additional paid-in capital	296,428	297,063
Accumulated other comprehensive income (loss), net of tax	1,667	(111)
Retained earnings	25,785	15,845
Class A common stock held by subsidiaries, 5,596,000 and 0 shares, respectively	(36,374)	—
Class B common stock held by subsidiaries, 8,049,029 and 0 shares, respectively	(8)	—
Total stockholders’ equity to Tiptree Financial Inc.	287,541	312,840
Non-controlling interests (including $73,586 and $69,278 attributable to Tiptree Financial Partners, L.P., respectively)	92,924	84,854
Total stockholders’ equity	380,465	397,694
Total liabilities and stockholders’ equity	2,704,253	2,494,970

Tiptree Financial Inc.
Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues:
Net realized and unrealized gains (losses)	$7,381	$462	$13,558	$364
Interest income	6,165	3,444	13,850	6,327
Service and administrative fees	28,269	25,545	58,579	47,472
Ceding commissions	10,545	10,148	21,248	20,085
Earned premiums, net	46,292	39,707	90,907	77,060
Gain on sale of loans held for sale, net	14,852	3,941	28,367	6,672
Loan fee income	3,047	1,882	5,381	3,281
Rental revenue	13,511	11,191	26,235	20,560
Other income	3,690	4,708	7,433	8,270
Total revenues	133,752	101,028	265,558	190,091
Expenses:
Interest expense	6,451	6,194	12,931	11,323
Payroll and employee commissions	32,800	23,429	63,408	43,770
Commission expense	34,836	23,927	67,874	40,455
Member benefit claims	5,617	8,240	11,367	15,819
Net losses and loss adjustment expense	17,240	12,926	35,188	25,376
Professional fees	7,340	3,671	14,702	8,299
Depreciation and amortization	7,085	11,359	15,462	26,823
Acquisition and transaction costs	—	—	383	1,349
Other expenses	16,249	12,929	34,239	24,073
Total expenses	127,618	102,675	255,554	197,287
Results of consolidated CLOs:
Income attributable to consolidated CLOs	14,480	8,543	22,157	17,593
Expenses attributable to consolidated CLOs	9,568	8,476	16,140	17,837
Net income (loss) attributable to consolidated CLOs	4,912	67	6,017	(244)
Income (loss) before taxes from continuing operations	11,046	(1,580)	16,021	(7,440)
Less: provision (benefit) for income taxes	4,025	(371)	1,586	(1,867)
Income (loss) from continuing operations	7,021	(1,209)	14,435	(5,573)
Discontinued operations:
Income from discontinued operations, net	—	4,654	—	6,999
Gain on sale of discontinued operations, net	—	16,349	—	16,349
Discontinued operations, net	—	21,003	—	23,348
Net income (loss) before non-controlling interests	7,021	19,794	14,435	17,775
Less: net income (loss) attributable to non-controlling interests - Tiptree Financial Partners, L.P.	669	4,735	3,298	3,875
Less: net income (loss) attributable to non-controlling interests - Other	219	97	(551)	(83)
Net income (loss) available to Class A common stockholders	$6,133	$14,962	$11,688	$13,983

Net income (loss) per Class A common share:
Basic, continuing operations, net	$0.18	$(0.03)	$0.33	$(0.11)
Basic, discontinued operations, net	—	0.50	—	0.55
Basic earnings per share	0.18	0.47	0.33	0.44

Diluted, continuing operations, net	0.17	(0.03)	0.33	(0.11)
Diluted, discontinued operations, net	—	0.50	—	0.55
Diluted earnings per share	$0.17	$0.47	$0.33	$0.44

Weighted average number of Class A common shares:
Basic	34,456,096	31,881,904	34,716,291	31,962,065
Diluted	34,528,977	31,881,904	34,806,741	31,962,065

Tiptree Financial Inc.
Segment Statements of Operations
(Unaudited, in thousands)

Segment Results - Three Months Ended June 30, 2016 and June 30, 2015

($ in thousands)	Insurance and insurance services		Specialty finance		Real estate		Asset management		Corporate and other		Total
	Three Months Ended June 30,		Three Months Ended June 30,		Three Months Ended June 30,		Three Months Ended June 30,		Three Months Ended June 30,		Three Months Ended June 30,
	2016	2015	2016	2015	2016	2015	2016	2015	2016	2015	2016	2015
Net realized and unrealized gains (losses)	$872	$5	$(138)	$237	$(51)	$369	$—	$—	$5,295	$(149)	$5,978	$462
Net realized and unrealized (losses) on mortgage pipeline and associated hedging instruments	—	—	1,403	—	—	—	—	—	—	—	1,403	—
Interest income	1,336	1,194	2,931	1,822	26	25	—	—	1,872	403	6,165	3,444
Service and administrative fees	28,269	25,545	—	—	—	—	—	—	—	—	28,269	25,545
Ceding commissions	10,545	10,148	—	—	—	—	—	—	—	—	10,545	10,148
Earned premiums, net	46,292	39,707	—	—	—	—	—	—	—	—	46,292	39,707
Gain on sale of loans held for sale, net	—	—	14,852	3,941	—	—	—	—	—	—	14,852	3,941
Loan fee income	—	—	3,047	1,882	—	—	—	—	—	—	3,047	1,882
Rental revenue	—	—	—	7	13,511	11,184	—	—	—	—	13,511	11,191
Other income	476	1,922	116	91	1,133	772	1,661	1,786	304	137	3,690	4,708
Total revenues	87,790	78,521	22,211	7,980	14,619	12,350	1,661	1,786	7,471	391	133,752	101,028

Interest expense	1,531	1,775	1,235	834	2,095	1,810	—	—	1,590	1,775	6,451	6,194
Payroll and employee commissions	9,298	9,678	13,468	4,520	5,753	4,129	1,240	2,403	3,041	2,699	32,800	23,429
Commission expense	34,836	23,927	—	—	—	—	—	—	—	—	34,836	23,927
Member benefit claims	5,617	8,240	—	—	—	—	—	—	—	—	5,617	8,240
Net losses and loss adjustment expense	17,240	12,926	—	—	—	—	—	—	—	—	17,240	12,926
Depreciation and amortization	3,399	7,258	214	124	3,410	3,945	—	—	62	32	7,085	11,359
Other expenses	7,791	8,417	4,982	1,934	4,516	4,435	89	175	6,211	1,639	23,589	16,600
Total expenses	79,712	72,221	19,899	7,412	15,774	14,319	1,329	2,578	10,904	6,145	127,618	102,675
Net income attributable to consolidated CLOs	—	—	—	—	—	—	746	1,004	4,166	(937)	4,912	67
Pre-tax income/(loss)	$8,078	$6,300	$2,312	$568	$(1,155)	$(1,969)	$1,078	$212	$733	$(6,691)	$11,046	$(1,580)
Less: Provision (benefit) for income taxes											4,025	(371)
Discontinued operations											—	21,003
Net income before non-controlling interests											$7,021	$19,794
Less: net income (loss) attributable to noncontrolling interests from continuing operations and discontinued operations											888	4,832
Less: net income attributable to noncontrolling interests											888	4,832
Net income available to common stockholders											$6,133	$14,962

Segment Results - Six Months Ended June 30, 2016 and June 30, 2015

($ in thousands)	Insurance and insurance services		Specialty finance		Real estate		Asset management		Corporate and other		Totals
	Six Months Ended June 30,		Six Months Ended June 30,		Six Months Ended June 30,		Six Months Ended June 30,		Six Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015	2016	2015	2016	2015	2016	2015	2016	2015
Net realized and unrealized gains (losses)	$2,980	$—	$(234)	$952	$(51)	$(116)	$—	$—	$11,179	$(472)	$13,874	$364
Net realized and unrealized (losses) on mortgage pipeline and associated hedging instruments	—	—	(316)	—	—	—	—	—	—	—	(316)	—
Interest income	2,648	2,424	5,287	3,175	46	44	—	—	5,869	684	13,850	6,327
Service and administrative fees	58,579	47,472	—	—	—	—	—	—	—	—	58,579	47,472
Ceding commissions	21,248	20,085	—	—	—	—	—	—	—	—	21,248	20,085
Earned premiums, net	90,907	77,060	—	—	—	—	—	—	—	—	90,907	77,060
Gain on sale of loans held for sale, net	—	—	28,367	6,672	—	—	—	—	—	—	28,367	6,672
Loan fee income	—	—	5,381	3,281	—	—	—	—	—	—	5,381	3,281
Rental revenue	—	—	—	24	26,235	20,536	—	—	—	—	26,235	20,560
Other income	740	3,859	292	131	2,279	1,310	3,667	2,833	455	137	7,433	8,270
Total revenues	177,102	150,900	38,777	14,235	28,509	21,774	3,667	2,833	17,503	349	265,558	190,091

Interest expense	2,686	3,514	2,420	1,345	3,949	3,140	—	—	3,876	3,324	12,931	11,323
Payroll and employee commissions	18,885	20,083	24,936	8,244	11,391	8,052	2,481	3,251	5,715	4,140	63,408	43,770
Commission expense	67,874	40,455	—	—	—	—	—	—	—	—	67,874	40,455
Member benefit claims	11,367	15,819	—	—	—	—	—	—	—	—	11,367	15,819
Net losses and loss adjustment expense	35,188	25,376	—	—	—	—	—	—	—	—	35,188	25,376
Depreciation and amortization	7,382	19,212	416	246	7,540	7,333	—	—	124	32	15,462	26,823
Other expenses	16,645	16,115	9,676	3,397	10,643	9,399	194	337	12,166	4,473	49,324	33,721
Total expenses	160,027	140,574	37,448	13,232	33,523	27,924	2,675	3,588	21,881	11,969	255,554	197,287
Net income attributable to consolidated CLOs	—	—	—	—	—	—	1,746	2,841	4,271	(3,085)	6,017	(244)
Pre-tax income (loss)	$17,075	$10,326	$1,329	$1,003	$(5,014)	$(6,150)	$2,738	$2,086	$(107)	$(14,705)	$16,021	$(7,440)
Less: provision for income taxes											1,586	(1,867)
Discontinued operations, net											—	23,348
Net income before non-controlling interests											14,435	17,775
Less: net income attributable to non-controlling interests from continuing operations and discontinued operations											2,747	3,792
Net income available to common stockholders											11,688	13,983

Tiptree Financial Inc.
Non-GAAP Financial Measures
(Unaudited, in thousands)

Non-GAAP Financial Measures - EBITDA and Adjusted EBITDA

Management uses EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. The Company believes that use of these financial measures on a consolidated basis and for each segment provide supplemental information useful to investors as it is frequently used by the financial community to analyze performance period to period, to analyze a company’s ability to service its debt and to facilitate comparison among companies. The Company believes segment EBITDA and Adjusted EBITDA provides additional supplemental information to compare results among our segments. Adjusted EBITDA is also used in determining incentive compensation for the Company’s executive officers. These measures are not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative or substitute for net income. The Company’s presentation of these measures may differ from similarly titled non-GAAP financial measures used by other companies. The Company defines EBITDA as GAAP net income of the Company adjusted to add consolidated interest expense, consolidated income taxes and consolidated depreciation and amortization expense as presented in its financial statements and Adjusted EBITDA as EBITDA adjusted to (i) subtract interest expense on asset-specific debt incurred in the ordinary course of its subsidiaries’ business operations, (ii) adjust for the effect of purchase accounting, (iii) add back significant acquisition related costs, (iv) adjust for significant relocation costs and (v) any significant one-time expenses.

EBITDA and Adjusted EBITDA - Three and Six Months Ended June 30, 2016 and June 30, 2015.

Reconciliation from the Company’s GAAP net income to Non-GAAP financial measures - EBITDA and Adjusted EBITDA
($ in thousands, unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net (loss) income available to Class A common stockholders	$6,133	$14,962	$11,688	$13,983
Add: net (loss) income attributable to noncontrolling interests	888	4,832	2,747	3,792
Less: net income from discontinued operations	—	21,003		$23,348
(Loss) from Continuing Operations of the Company	$7,021	$(1,209)	$14,435	$(5,573)
Consolidated interest expense	6,451	6,194	12,931	11,323
Consolidated income taxes	4,025	(371)	1,586	(1,867)
Consolidated depreciation and amortization expense	7,085	11,359	$15,462	$26,823
EBITDA from Continuing Operations	$24,582	$15,973	$44,414	$30,706
Consolidated non-corporate and non-acquisition related interest expense(1)	(3,956)	(2,663)	(8,234)	(4,441)
Effects of Purchase Accounting (2)	(1,459)	(6,118)	(3,489)	(15,601)
Non-cash fair value adjustments (3)	—	—	1,416	—
Significant acquisition expenses (4)	—	—	383	1,349
Separation expenses (5)	(1,736)	—	(1,736)	—
Adjusted EBITDA from Continuing Operations of the Company	$17,431	$7,192	$32,754	$12,013

Income from Discontinued Operations of the Company	$—	$21,003	$—	$23,348
Consolidated interest expense	—	2,572	$—	$5,226
Consolidated income taxes	—	1,054	—	3,796
Consolidated depreciation and amortization expense	—	405	—	862
EBITDA from Discontinued Operations	$—	$25,034	$—	$33,232
Adjusted EBITDA from Discontinued Operations of the Company	$—	$25,034	$—	$33,232

Adjusted EBITDA of the Company	$17,431	$32,226	$32,754	$45,245

(1)
The consolidated non-corporate and non-acquisition related interest expense is subtracted from EBITDA to arrive at Adjusted EBITDA. This includes interest expense associated with asset-specific debt at subsidiaries in the insurance and insurance services, specialty finance, real estate and corporate and other segments.

(2)
Following the purchase accounting adjustments, current period expenses associated with deferred costs were more favorably stated and current period income associated with deferred revenues were less favorably stated. Thus, the purchase accounting effect related to Fortegra, increased EBITDA above what the historical basis of accounting would have generated. The impact of this purchase accounting adjustments have been reversed to reflect an adjusted EBITDA without such purchase accounting effect.

(3)	For Care, Adjusted EBITDA excludes the impact of the change of fair value of interest rate swaps hedging the debt at the property level to conform to our updated interest rate hedging policy.
(4)
For the six months ended June 30, 2016 and 2015, $0.4 million and $1.3 million of acquisition related costs, respectively, represent costs in connection with Care’s acquisition of properties which included taxes, legal costs and other expenses.

(5)	Consists of payments pursuant to a separation agreement, dated as of November 10, 2015.

Segment EBITDA and Adjusted EBITDA from continuing operations - Three Months Ended June 30, 2016 and June 30, 2015

($ in thousands)	Insurance and insurance services		Specialty finance		Real estate		Asset management		Corporate and other		Total
	Three Months Ended June 30,		Three Months Ended June 30,		Three Months Ended June 30,		Three Months Ended June 30,		Three Months Ended June 30,		Three Months Ended June 30,
	2016	2015	2016	2015	2016	2015	2016	2015	2016	2015	2016	2015
Pre-tax income/(loss)	$8,078	$6,300	$2,312	$568	$(1,155)	$(1,969)	$1,078	$212	$733	$(6,691)	$11,046	$(1,580)
Add back:
Interest expense	1,531	1,775	1,235	834	2,095	1,810	—	—	1,590	1,775	6,451	6,194
Depreciation and amortization expenses	3,399	7,258	214	124	3,410	3,945	—	—	62	32	7,085	11,359
Segment EBITDA	$13,008	$15,333	$3,761	$1,526	$4,350	$3,786	$1,078	$212	$2,385	$(4,884)	$24,582	$15,973

EBITDA adjustments:
Asset-specific debt interest	(112)	—	(1,184)	(834)	(2,095)	(1,746)	—	—	(565)	(83)	(3,956)	(2,663)
Effects of purchase accounting	(1,459)	(6,118)	—	—	—	—	—	—	—	—	(1,459)	(6,118)
Non-cash fair value adjustments	—	—	—	—	—	—	—	—	—	—	—	—
Significant acquisition expenses	—	—	—	—	—	—	—	—	—	—	—	—
Separation expenses	—	—	—	—	—	—	—	—	(1,736)	—	(1,736)	—
Segment Adjusted EBITDA	$11,437	$9,215	$2,577	$692	$2,255	$2,040	$1,078	$212	$84	$(4,967)	$17,431	$7,192

Segment EBITDA and Adjusted EBITDA from continuing operations - Six Months Ended June 30, 2016 and June 30, 2015

($ in thousands)	Insurance and insurance services		Specialty finance		Real estate		Asset management		Corporate and other		Totals
	Six Months Ended June 30,		Six Months Ended June 30,		Six Months Ended June 30,		Six Months Ended June 30,		Six Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015	2016	2015	2016	2015	2016	2015	2016	2015
Pre-tax income/(loss)	$17,075	$10,326	$1,329	$1,003	$(5,014)	$(6,150)	$2,738	$2,086	$(107)	$(14,705)	$16,021	$(7,440)
Add back:
Interest expense	2,686	3,514	2,420	1,345	3,949	3,140	—	—	3,876	3,324	12,931	11,323
Depreciation and amortization expenses	7,382	19,212	416	246	7,540	7,333	—	—	124	32	15,462	26,823
Segment EBITDA	$27,143	$33,052	$4,165	$2,594	$6,475	$4,323	$2,738	$2,086	$3,893	$(11,349)	$44,414	$30,706

EBITDA adjustments:
Asset-specific debt interest	(211)	—	(2,318)	(1,345)	(3,949)	(3,013)	—	—	(1,756)	(83)	(8,234)	(4,441)
Effects of purchase accounting	(3,489)	(15,601)	—	—	—	—	—	—	—	—	(3,489)	(15,601)
Non-cash fair value adjustments	—	—	—	—	1,416	—	—	—	—	—	1,416	—
Significant acquisition expenses	—	—	—	—	383	1,349	—	—	—	—	383	1,349
Separation expenses	—	—	—	—	—	—	—	—	(1,736)	—	(1,736)	—
Segment Adjusted EBITDA	$23,443	$17,451	$1,847	$1,249	$4,325	$2,659	$2,738	$2,086	$401	$(11,432)	$32,754	$12,013

Non-GAAP Financial Measures - Fortegra
The following table presents our insurance and insurance services segment results on a GAAP basis and an As Adjusted basis (a non GAAP measure which excludes the effects of purchase price accounting which management believes provides for better period-over-period comparison of the underlying operating performance of the business and aligns more closely with the basis upon which management performance is measured). Due to acquisition accounting, the line items through which revenue and expenses relate to acquired contracts are recognized in a single line item, depreciation and amortization, and are different than newly originated contracts. To allow for better period-over-period comparison of operations, we eliminated the effects of purchase accounting. The Company believes that As Adjusted information provides useful supplemental information to investors, but should be reviewed in conjunction with their nearest GAAP equivalent. Investors should not consider these Non-GAAP financial measures as a substitute for the financial information that Fortegra reports in accordance with U.S. GAAP.  These Non-GAAP financial measures reflect subjective determinations by Fortegra management, and may differ from similarly titled Non-GAAP financial measures presented by other companies. See the below table for a reconciliation from actual to As Adjusted financials.

	Three Months Ended June 30, 2016			Three Months Ended June 30, 2015
($ in thousands)	GAAP	Adjustments	Non-GAAP As Adjusted	GAAP	Adjustments	Non-GAAP As Adjusted
Revenues:

	Three Months Ended June 30, 2016				Three Months Ended June 30, 2015
($ in thousands)	GAAP	Adjustments		Non-GAAP As Adjusted	GAAP	Adjustments		Non-GAAP As Adjusted
Earned premiums	$46,292	$—		$46,292	$39,707	$—		$39,707
Service and administrative fees	28,269	1,646	(2)	29,915	25,545	5,500	(2)	31,045
Ceding commissions	10,545	116	(3)	10,661	10,148	736	(3)	10,884
Interest income (1)	2,208	—		2,208	1,199	—		1,199
Other Income	476	—		476	1,922	—		1,922
Total revenues	87,790	1,762		89,552	78,521	6,236		84,757
Less:
Commission expense	34,836	3,111	(4)	37,947	23,927	11,828	(4)	35,755
Member benefit claims	5,617	—		5,617	8,240	—		8,240
Net losses and loss adjustment expenses	17,240	—		17,240	12,926	—		12,926
Net revenues	30,097	(1,349)		28,748	33,428	(5,592)		27,836
Expenses:
Interest expense	1,531	—		1,531	1,775	—		1,775
Payroll and employee commissions	9,298	—		9,298	9,678	—		9,678
Depreciation and amortization expenses	3,399	(941)	(5)	2,458	7,258	(4,703)	(5)	2,555
Other expenses	7,791	111	(6)	7,902	8,417	526	(6)	8,943
Total operating expenses	22,019	(830)		21,189	27,128	(4,177)		22,951
Income before taxes from continuing operations	$8,078	$(519)		$7,559	$6,300	$(1,415)		$4,885

(1)	Includes net realized and unrealized gains and (losses) on investments.
(2)
Represents service fee revenues that would have been recognized had purchase accounting effects not been recorded. Deferred service fee liabilities at the acquisition date were reduced to reflect the purchase accounting fair value.

(3)
Represents ceding commission revenues that would have been recognized had purchase accounting effects not been recorded. Deferred ceding commissions liabilities at the acquisition date were reduced to reflect the purchase accounting fair value.

(4)	Represents additional commissions expense that would have been recorded without purchase accounting; the values of deferred commission assets were eliminated in purchase accounting.
(5)
Represents the removal of net additional depreciation and amortization expense that would not have been recorded without purchase accounting; fixed assets and amortizing intangible assets were adjusted in purchase accounting based on fair value analyses.

(6)	Represents additional premium tax and other acquisition expenses that would have been recorded without purchase accounting; values of deferred acquisition costs were eliminated in purchase accounting.

	Six Months Ended June 30, 2016				Six Months Ended June 30, 2015
($ in thousands)	GAAP	Adjustments		Non-GAAP As Adjusted	GAAP	Adjustments		Non-GAAP As Adjusted
Revenues:
Earned premiums	$90,907	$—		$90,907	$77,060	$—		$77,060
Service and administrative fees	58,579	3,842	(2)	62,421	47,472	11,649	(2)	59,121
Ceding commissions	21,248	307	(3)	21,555	20,085	2,338	(3)	22,423
Interest income (1)	5,628	—		5,628	2,424	—		2,424
Other Income	740	—		740	3,859	—		3,859
Total revenues	177,102	4,149		181,251	150,900	13,987		164,887
Less:
Commission expense	67,874	7,374	(4)	75,248	40,455	28,246	(4)	68,701
Member benefit claims	11,367	—		11,367	15,819	—		15,819
Net losses and loss adjustment expenses	35,188	—		35,188	25,376	—		25,376
Net revenues	62,673	(3,225)		59,448	69,250	(14,259)		54,991
Expenses:
Interest expense	2,686	—		2,686	3,514	—		3,514
Payroll and employee commissions	18,885	—		18,885	20,083	—		20,083
Depreciation and amortization expenses	7,382	(2,428)	(5)	4,954	19,212	(14,092)	(5)	5,120
Other expenses	16,645	264	(6)	16,909	16,115	1,342	(6)	17,457
Total operating expenses	45,598	(2,164)		43,434	58,924	(12,750)		46,174
Income before taxes from continuing operations	$17,075	$(1,061)		$16,014	$10,326	$(1,509)		$8,817

(1)	Includes net realized and unrealized gains and (losses) on investments.
(2)
Represents service fee revenues that would have been recognized had purchase accounting effects not been recorded. Deferred service fee liabilities at the acquisition date were reduced to reflect the purchase accounting fair value.

(3)
Represents ceding commission revenues that would have been recognized had purchase accounting effects not been recorded. Deferred ceding commissions liabilities at the acquisition date were reduced to reflect the purchase accounting fair value.

(4)	Represents additional commissions expense that would have been recorded without purchase accounting; the values of deferred commission assets were eliminated in purchase accounting.
(5)
Represents the removal of net additional depreciation and amortization expense that would not have been recorded without purchase accounting; fixed assets and amortizing intangible assets were adjusted in purchase accounting based on fair value analyses.

(6)	Represents additional premium tax and other acquisition expenses that would have been recorded without purchase accounting; values of deferred acquisition costs were eliminated in purchase accounting.

Non-GAAP Financial Measures - Net revenues
For insurance and insurance services, Net revenues, which is a non-GAAP financial measure, is shown as total revenue less commissions paid to brokers, member benefit claims and net loss and loss adjustment expenses. Year over year comparisons of total revenues are often impacted by clients’ choice as to whether to retain risk. We use net revenues as another means of understanding product contributions to our results and provides a comparison of period-over-period risk retained by the Company. Net revenues also adds supplemental information for investors to understand profitability of various products after reinsurance payments, claims and losses.

Insurance and Insurance Services Product As Adjusted Net Revenues - Three Months Ended June 30,

	Three Months Ended, June 30,
($ in thousands)	Credit Protection		Warranty		Specialty Products		Services and Other(1)		Insurance Total
	2016	2015	2016	2015	2016	2015	2016	2015	2016	2015
Income:
Earned premiums	$29,725	$29,873	$9,105	$6,801	$7,462	$3,033	$—	$—	$46,292	$39,707
Service and administrative fees	11,671	7,960	13,627	19,778	2,926	957	1,691	2,350	29,915	31,045
Ceding commissions	10,661	10,874	—	10	—	—	—	—	10,661	10,884
Interest income (2)	—	—	—	—	—	—	2,208	1,199	2,208	1,199
Other income	73	71	(6)	1,734	(30)	29	439	88	476	1,922
Total revenue	52,130	48,778	22,726	28,323	10,358	4,019	4,338	3,637	89,552	84,757

Income Adjustments:
Net losses and member benefit claims	6,582	6,290	9,919	12,642	6,320	2,200	36	34	22,857	21,166
Commissions	29,761	27,928	6,673	7,549	1,399	259	114	19	37,947	35,755
Total income adjustments	36,343	34,218	16,592	20,191	7,719	2,459	150	53	60,804	56,921

As Adjusted net revenues	$15,787	$14,560	$6,134	$8,132	$2,639	$1,560	$4,188	$3,584	$28,748	$27,836

(1) Services and Other include Consecta, Financial Services, Insurance Services, ImageWorks, VOBA and Other
(2) Includes net realized and unrealized gains (losses) on investments
Insurance and Insurance Services Product As Adjusted Net Revenues - Six Months Ended June 30,

	Six Months Ended June 30,
($ in thousands)	Credit Protection		Warranty		Specialty Products		Services and Other(1)		Insurance Total
	2016	2015	2016	2015	2016	2015	2016	2015	2016	2015
Income:
Earned premiums	$59,020	$57,573	$18,254	$13,740	$13,633	$5,747	$—	$—	$90,907	$77,060
Service and administrative fees	23,110	13,440	29,305	38,788	6,073	1,853	3,933	5,040	62,421	59,121
Ceding commissions	21,553	22,404	1	19	—	—	1	—	21,555	22,423
Interest income (2)	—	—	—	—	—	—	5,628	2,424	5,628	2,424
Other income	129	107	86	3,512	—	55	525	185	740	3,859
Total revenue	103,812	93,524	47,646	56,059	19,706	7,655	10,087	7,649	181,251	164,887

Income Adjustments:
Net losses and member benefit claims	13,810	13,239	20,429	23,757	12,272	4,109	44	90	46,555	41,195
Commissions	58,321	52,089	14,301	15,939	2,425	698	201	(25)	75,248	68,701
Total income adjustments	72,131	65,328	34,730	39,696	14,697	4,807	245	65	121,803	109,896

As Adjusted net revenues	$31,681	$28,196	$12,916	$16,363	$5,009	$2,848	$9,842	$7,584	$59,448	$54,991

(1) Services and Other include Consecta, Financial Services, Insurance Services, ImageWorks, VOBA and Other
(2) Includes net realized and unrealized gains (losses) on investments

Non-GAAP Financial Measures - NOI
We evaluate performance of our real estate segment based on net operating income (“NOI”). We consider NOI as an important supplemental measure used to evaluate the operating performance of our real estate segment because it allows investors, analysts and our management to assess our unleveraged property-level operating results and to compare our operating results between periods and to the operating results of other real estate companies on a consistent basis. In addition, NOI is the basis upon which our partners in the Managed Properties are compensated. We define NOI as total revenue less property operating expense. Property operating expenses and resident fees and services are not relevant to Care’s Triple Net Lease Properties since Care does not manage the underlying operations and substantially all expenses are passed through to the tenant. Our calculation of NOI may differ from similarly titled non-GAAP financial measures used by other companies. NOI is not a measure of financial performance or liquidity under GAAP and should not be considered a substitute for pre-tax income. The following tables present revenues and expenses, which include amounts attributable to non-controlling interests, by property type in our real estate segment for the six months ended June 30, 2016 and 2015, respectively.

Reconciliation of NOI to Pre-tax Income

	Three Months Ended June 30, 2016			Three Months Ended June 30, 2015
($ in thousands)	Triple Net Lease Operations	Managed Properties	Consolidated	Triple Net Lease Operations	Managed Properties	Consolidated
Revenues:
Resident fees and services	$—	$902	$902	$—	$549	$549
Rental revenue	1,845	11,666	13,511	1,760	9,424	11,184
Less: Property operating expenses	—	9,296	9,296	—	7,524	7,524
Segment NOI	$1,845	$3,272	$5,117	$1,760	$2,449	$4,209
Segment NOI Margin %		26.0%			24.6%

Other income			$208			$618
Less: Expenses:
Interest expense			2,095			1,810
Payroll and employee commissions			625			532
Depreciation and amortization			3,410			3,945
Other expenses			350			509
Pre-tax income (loss)			$(1,155)			$(1,969)

	Six Months Ended June 30, 2016			Six Months Ended June 30, 2015
($ in thousands)	Triple Net Lease Operations	Managed Properties	Consolidated	Triple Net Lease Operations	Managed Properties	Consolidated
Revenues
Resident fees and services	$—	$1,784	$1,784	$—	$985	$985
Rental revenue	3,689	22,546	26,235	2,818	17,718	20,536
Less: Property operating expenses	—	18,001	18,001	—	14,185	14,185
Segment NOI	$3,689	$6,329	$10,018	$2,818	$4,518	$7,336
Segment NOI Margin %		26.0%			24.2%

Other income			$492			$253
Less: Expenses
Interest expense			3,949			3,140
Payroll and employee commissions			1,283			1,125
Depreciation and amortization			7,540			7,333
Other expenses			2,752			2,141
Pre-tax income (loss)			$(5,014)			$(6,150)

Non-GAAP Financial Measures - CLO Net Income
The Company deconsolidated the results of Telos 1, Telos 2, Telos 3 and Telos 4 for the period that we did not own the subordinated notes for the six months ended June 30, 2016 but not for the prior year period. The table below shows the results attributable to the CLOs both on a consolidated basis and an unconsolidated basis, which is a non-GAAP measure, for the six months ended June 30, 2016. Management believes is helpful to investors for year-over-year comparative purposes, given that Telos 2 and Telos 4 were not deconsolidated until Q2 2015 when we sold our retained interests in each CLO.

($ in thousands)	Three Months Ended June 30,
	2016			2015
	Consolidated	Non consolidated (1)	Non-GAAP total	Consolidated (2)	Non consolidated (1)	Non-GAAP total
Management fees paid by the CLOs to the Company(3)	$757	$1,619	$2,376	$1,004	$1,748	$2,752
Distributions from the subordinated notes held by the Company	3,858	11	3,869	3,160	70	3,230
Realized and unrealized (losses) gains on subordinated notes held by the Company	297	61	358	(4,097)	31	(4,066)
Net (loss) income attributable to the CLOs	$4,912	$1,691	$6,603	$67	$1,849	$1,916

	Six Months Ended June 30,
	2016			2015
	Consolidated	Non consolidated (1)	Non-GAAP total	Consolidated (2)	Non consolidated (1)	Non-GAAP total
Management fees paid by the CLOs to the Company(3)	$1,426	$3,570	$4,996	$2,841	$2,732	$5,573
Distributions from the subordinated notes held by the Company	6,607	83	6,690	8,817	139	8,956
Realized and unrealized (losses) gains on subordinated notes held by the Company	(2,016)	(231)	(2,247)	(11,902)	31	(11,871)
Net (loss) income attributable to the CLOs	$6,017	$3,422	$9,439	$(244)	$2,902	$2,658

Notes:

(1) Represents amounts from Telos 1, Telos 2, Telos 3 and Telos 4, which have been deconsolidated for the period that we did not own the subordinated notes. See Note —(15) Assets and Liabilities of Consolidated CLOs, in the accompanying consolidated financial statements, regarding the deconsolidation of certain of our CLOs.
(2) Includes losses of $4.5 million and $3.3 million from Telos 2 and Telos 4 for the three and six months ended June 30, 2015, respectively. Both were deconsolidated and sold in the second quarter of 2015.
(3) Management fees to Telos are shown net of any management fee participation by Telos to others.